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INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Lowe's Companies, Inc.:

We have audited the consolidated financial statements of Lowe's Companies, Inc. and subsidiaries as of January 31, 1994, 1993, and 1992, and for each of the three fiscal years in the period ended January 31, 1994, and have issued our report thereon dated March 9,
1994; such financial statements and report are included in your 1993 Annual Report to


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Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedules of Lowe's Companies, Inc. and subsidiaries, listed in Item
14. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE
Charlotte, North Carolina
 09-Mar-94

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